Exhibit 10.1

To:                              Citibank International plc

as Agent under the Facility Agreement (as defined below)

18 July 2011

Facility Agreement - Amendment Request Letter

1.                                      BACKGROUND

1.1                                 We refer to the facility agreement dated 15 October 2010 between, amongst others, AON Corporation (the Company) and certain of its Subsidiaries, Citigroup Global Markets Limited, ING Bank N.V. and The Royal Bank of Scotland plc as mandated lead arrangers, Citibank International plc as agent and certain lenders as set out therein (the Facility Agreement).

1.2                                 Words and expressions defined in the Facility Agreement have the same meanings when used in this letter unless otherwise provided or the context otherwise requires.

1.3                                 The Company is requesting the amendments as set out in this letter (the Request letter).

2.                                      AMENDMENT REQUEST

2.1                                 In accordance with clause 35 (Amendments and waivers) of the Facility Agreement, we hereby request the consent of the Majority Lenders (as defined in the Facility Agreement) to the amendments of the provisions of the Facility Agreement as set out below.

2.2                                 Clause 20.1 (a) (Financial Statements) of the Facility Agreement is hereby amended and restated in its entirety to read as follows:

“The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)                                  as soon as the same become available, (but in any event, in the case of the Company, within 90 days after the end of each of its Financial Years and, in the case of each other Obligor, within the time limit provided by law for the filing of the same);

(i)                                     its audited consolidated financial statements for that Financial Year;

(ii)                                  the unaudited financial statements for each of Aon Southern Europe B.V. and Aon Group International B.V. for that Financial Year; and

(iii)                               the financial statements of each other Obligor for that Financial Year audited to the extent required by the law of the jurisdiction of incorporation of such Obligor, together with, where appropriate, a copy of the management letter (if any) addressed by the auditors to the directors of the relevant Obligor in

Corporate Treasury

200 East Randolph Street | Chicago, IL 60601

t: +1.312.381.1000 | f: +1.312.381.6060

w: aon.com

connection with its auditing of the relevant accounts as soon as reasonably practicable after receipt of the letter by that Obligor.”

2.3                             The definition of “EBITDA” included at clause 21.3 (Definitions) is hereby amended and restated in its entirety to read as follows:

““EBITDA” means Consolidated Net Income plus (a) to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortisation, (v) extraordinary losses incurred other than in the ordinary course of business, (vi) the Transaction Costs and (vii) non recurring cash charges incurred for such period in connection with the Merger in an amount not to exceed US$50,000,000 in aggregate during the term of this Agreement minus (b) to the extent included in Consolidated Net Income, extraordinary gains realised other than in the ordinary course of business, all calculated for the Group on a consolidated basis provided that, for the purposes of Clause 21.1(b) only, if any acquisition occurs during a Relevant Period, EBITDA for such Relevant Period shall be calculated on a pro forma basis giving effect to any one or more of such acquisitions if the Company in its discretion shall so elect.”

3.                                CONSENT

3.1                             By your countersignature hereto, you hereby confirm that the amendments requested in this letter have been given by the Majority Lenders.

4.                                CONFIRMATIONS

4.1                            The provisions of the Facility Agreement and the other Finance Documents shall, save as amended by this Request Letter, continue in full force and effect and the Facility Agreement and this Request Letter will be read and construed as one document.

4.2                            The Repeating Representations are made by the Company (by reference to the facts and circumstances then existing) on the date that the amendments become effective in accordance with paragraph 3 above.

4.3                            Each Obligor hereby confirms for the benefit of the Finance Parties that the guarantee and indemnity obligations assumed by it under Clause 18 (Guarantee and indemnity) of the Facility Agreement shall continue in full force and effect and shall extend to the obligations of the Obligors under the Facility Agreement as amended by this Request Letter notwithstanding the imposition of any amended, additional or more onerous obligations.

5.                                MISCELLANEOUS

5.1                           Save as expressly set out in this letter, nothing in this letter shall constitute or be construed as a waiver or compromise of any other term or condition of the Finance Documents or any of the Finance Parties’ rights in relation to them which, for the avoidance of doubt, shall continue to apply in full force and effect.

5.2                           This letter is a Finance Document for the purposes of the Facility Agreement.

5.3                           This letter may be executed in any number of counterparts and all those counterparts taken together shall be deemed to constitute one and the same letter. Delivery of a counterpart of this letter by e-mail attachment or telecopy shall be an effective mode of delivery.

5.4                                 This letter and any non-contractual obligations arising out of or in relation to this letter are governed by English law. The parties submit to the non-exclusive jurisdiction of the English courts.

Yours faithfully

/s/ Paul Hagy
for and on behalf of
AON Corporation
for itself and as agent of the Obligors pursuant to clause 2.4 of the Facility Agreement

We acknowledge and agree to the amendment request

/s/ Aimee Flynn

for and on behalf of Citibank International plc

as Agent (as defined in the Facility Agreement)

(acting on the instructions of the Majority Lenders

pursuant to clause 35.1 (Amendments and waivers) of the Facility Agreement)